[Form of Class A and Class B Common Stock Purchase Warrant]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. NEITHER SUCH WARRANTS NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                             AVAX TECHNOLOGIES, INC.

                      Warrant for the Purchase of Shares of
                                  Common Stock

No. [A][B]W [__]                                                Delaware, U.S.A.

            FOR VALUE RECEIVED, AVAX TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby certifies that ___________ (the "Holder"), its designee or its permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on March 1, 1999 and prior to 5:00 P.M., New
York City time, on March 1, 2004, up to _________ (_______) fully paid and non-assessable shares of common stock (subject to adjustment), $.004 par value per share, of the Company for $____ per share (subject to adjustment) and an aggregate purchase price of $[________]. (Hereinafter, (i) said common stock, $.004 par value per share, of the Company, is referred to as the "Common Stock,"
(ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the "Aggregate Warrant Price," (iv) the price payable (initially $[4.00][4.50] per share, subject to adjustment) for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "Warrants," and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants and Warrant Shares are referred to as the "Holders" and Holders of more than 50% of the outstanding Warrants and Warrant Shares are referred to as the "Majority of the Holders"). The Aggregate Warrant Price is not subject to adjustment.
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                                                                               2

            This Warrant, together with Class __ Warrants of like tenor, constituting in the aggregate Warrants to purchase _______ Warrant Shares, was originally issued pursuant to a Series C Convertible Preferred Stock and Warrant Purchase Agreement dated as of March 1, 1999 (the "Purchase Agreement") by and among the Company and the purchasers thereto. By acceptance of this Warrant, the Holder agrees to comply with all applicable provisions of the Purchase Agreement to the same extent as if it were a party thereto.

            1. Exercise of Warrant. (a) This Warrant may be exercised in whole at any time, or in part from time to time, commencing on March 1, 1999 and prior to 5:00 P.M., Eastern Standard Time, on March 1, 2004 by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of the Company; or

            (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares.

            (c) Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and
(ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

            2. Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company shall at all times (i) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (ii) use its best efforts to keep the Warrant Shares authorized for listing on the Nasdaq National Market, the Nasdaq SmallCap Market or any national securities exchange on which the Company's Common Stock is traded.

            3. Protection Against Dilution. (a) If the Company shall hereafter
(i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, then (x) the Per Share Warrant Price (but not the Aggregate Warrant Price) and (y) the number of Warrant Shares issuable hereunder (collectively the "Exercise Terms") shall be adjusted so that the

Holder upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which the Holder would have owned immediately following such action had the Warrants been exercised immediately prior thereto. An adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If the Board of Directors of the Company shall declare any dividend or distribution or resolve to take any action referred to in this Section 3(a), it shall provide written notice thereof to the Holders not less than 10 days prior to the record date fixed for determining the stockholders entitled to participate therein.

            (b) In the case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in the case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder shall have the right thereafter to receive on the exercise of the Warrants the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had the Warrants been exercised immediately prior to the effective date of such reorganization, reclassification consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. Notice of any such reorganization, reclassification, consolidation, merger, exchange, sale or conveyance shall be mailed to the Holders not less than 30 days prior to such event. The above provisions of this Section 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants to be responsible for all of the agreements and obligations of the Company hereunder.

            (c) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the closing bid price (as defined below) for the trading day immediately prior to such record date (the "Current Market Price"), then the Per Share Warrant Price shall be determined by multiplying the Per Share Warrant Price theretofore in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities.

            The "closing bid price" for each trading day shall be the reported closing bid price on the NASDAQ SmallCap Market or the NASDAQ National Market System ("NMS") (such markets are collectively referred to as "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which common stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the closing bid price in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Company in good faith. "Trading day" shall mean a day on which the national securities exchange or NASDAQ used to determine the closing bid price is open for the transaction of business or the reporting of trades or, if the closing bid price is not so determined, a day on which NASDAQ is open for the transaction of business.

            (d) In case the Company shall distribute (other than a distribution in liquidation of the Company) to all or substantially all holders of its Common Stock, without any charge to such holder, evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in Section 3(c)), then in each case the Company shall simultaneously distribute such evidences of its indebtedness or assets or such rights, options, warrants or convertible securities pro rata to the Holders of Warrants on the record date or date of effectiveness, as the case may be, fixed for determining the holders of Common Stock entitled to participate in such distribution in an amount equal to the amount that such Holders would have been entitled to receive had their Warrants been exercised for shares of Common Stock immediately prior to the time for determination of the holders of Common Stock entitled to participate in such distribution.

            (e) No adjustments in the Exercise Terms shall be required:

            (i) Unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that the Company may make any such adjustment that is less than a $0.05 increase or decrease per share of Common Stock at its election, provided, that any adjustments which by reason of this Section 3(e)(i) are not required to be made shall be carried forward and cumulated with amounts in any subsequent adjustment, and provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Section 3(i)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations that shall be required pursuant to this Section 3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be..

            Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such adjustments to the Exercise Terms, in addition to those required by this Section 3 as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable;

            (ii) In the case of the issuance by the Company of Common Shares pursuant to (i) (a) the exercise of the Warrants of the Company, or a portion thereof, or (b) the exercise of the Class [_] Warrants, or a portion thereof, (ii) the conversion of shares of Series C Convertible Preferred Stock, $.001 par value, $100 stated value, of the Company into Common Stock, or other capital stock of the Company as the case may be, or (iii) pursuant to the exercise of any stock options or warrants currently outstanding or securities issued after the date hereof pursuant to any Company benefit plan; and

            (iii) In the case of issuance by the Company of Common Shares, directly or indirectly, pursuant to the unit purchase option (or portion thereof) granted to Paramount Capital, Inc. ("Paramount"), and its designees, in connection with Paramount's acting as finder for the Company in connection with the transactions contemplated by the Purchase Agreement.

            (f) Whenever the conversion rate is adjusted as provided in any provision of this Section 3:

            (i) the Company shall compute (or at the request of a Majority of Holders shall retain a firm of independent public accountants (which may be any such firm regularly employed by the Company) to compute) the adjusted Exercise Terms in accordance with this Section 3 and shall prepare a certificate signed by the principal financial officer of the Company (or cause any such independent public accountants to execute a certificate) setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the registrar of the Warrant; and

            (ii) a notice stating that the Exercise Terms have been adjusted and setting forth such adjusted Exercise Terms, and as soon as practicable after an adjustment is required, such notices shall be mailed by the Company to all record holders of Warrants at their last addresses as they shall appear in the records of the Company.

            4. Fully Paid Stock; Taxes. The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance or delivery of any Common Shares upon exercise of the Warrants (other than income taxes); provided, however, that if the Common Shares are to be delivered in a name other than the name of the Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

            5. Registration Under Securities Act of 1933. (a) The Holder shall have the right to participate in the registration rights granted to Holders of Registrable Securities (as defined in the Purchase Agreement") with respect to the Warrant Shares, as adjusted, pursuant to Section 8 of the Purchase Agreement. By acceptance of this Warrant, the Holder agrees to comply with the provisions of Section 8 of the Purchase Agreement to the same extent as if it were a party thereto.

            (b) Until all of the Warrant Shares have been sold under a registration statement declared effective by the Securities and Exchange Commission or pursuant to Rule 144, the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

            6. Investment Intent; Limited Transferability. (a) The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

            (b) The Holder, by its acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

            (c) In addition to the limitations set forth in Section 1, this Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any

Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

            (d) The Holder has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Warrants or the exercise of the Warrants; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

            (e) The Holder did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar, meeting or investor or other conference whose attendees were, to such Holder's knowledge, invited by any general solicitation or general advertising.

            (f) The Holder is an "accredited investor" within the meaning of Regulation D under the Act. Such Holder is acquiring the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Exchange Act of 1934, without prejudice, however, to such Holder's right, subject to the provisions of the Purchase Agreement and this Warrant, at all times to sell or otherwise dispose of all or any part of such Warrants and Warrant Shares.

            (g) Either by reason of such Holder's business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), such Holder has the capacity to protect such Holder's interests in connection with the transactions contemplated by this Warrant and the Purchase Agreement.

            7. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

            8. Warrant Holder Not Stockholder. This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

            9. Communication. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

            (a) the Company at AVAX Technologies, Inc.,4520 Main Street, Suite 930, Kansas City, MO 64111, Attn: Jeffrey M. Jonas, M.D., President and Chief Executive Officer or such other address as the Company has designated in writing to the Holder, or

            (b) the Holder at [INSERT ADDRESS] or other such address as the Holder has designated in writing to the Company.

            10. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

            11. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

            12. Amendment, Waiver, etc. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Majority of the Holders.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and attested by its Secretary this __ day of March, 1999.

                                    AVAX TECHNOLOGIES, INC.


                                    By:  /s/ Jeffrey M. Jonas, M.D.
                                        ----------------------------------------
                                    Name:    Jeffrey M. Jonas, M.D.
                                    Title:   President and Chief Executive
                                             Officer


ATTEST:


------------------------------
         Secretary

                               SUBSCRIPTION (cash)

            The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Common Stock, par value $.004 per share, of AVAX Technologies, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:_______________               Signature:_________________________

                                    Address:___________________________

                                   ASSIGNMENT

            FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
_____________________, attorney, to transfer said Warrant on the books of AVAX Technologies, Inc.


Dated:_______________               Signature:_________________________

                                    Address:___________________________

                               PARTIAL ASSIGNMENT

            FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of Common Stock, par value $.004 per share, of AVAX Technologies, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer such part of said Warrant on the books of the Company.


Dated:_______________               Signature:_________________________


                                    Address:___________________________